EXHIBIT 5.1

ALBANY

AMSTERDAM

ATLANTA

AUSTIN

BOSTON

CHICAGO

DALLAS

DELAWARE

DENVER

FORT LAUDERDALE

HOUSTON

LAS VEGAS

LONDON*

LOS ANGELES

MEXICO CITY+

MIAMI

MILAN**

NEW JERSEY

NEW YORK

ORANGE COUNTY

ORLANDO

PALM BEACH COUNTY

PHILADELPHIA

PHOENIX

ROME**

SACRAMENTO

SAN FRANCISCO

SHANGHAI

SILICON VALLEY

TALLAHASSEE

TAMPA

TEL AVIV^

TYSONS CORNER

WARSAW~

WASHINGTON, D.C.

WHITE PLAINS

*          OPERATES AS GREENBERG TRAURIG MAHER LLP

+          OPERATES AS GREENBERG TRAURIG, S.C.

^           A BRANCH OF GREENBERG TRAURIG, P.A. FLORIDA, USA

~          OPERATES AS GREENBERG TRAURIG GRZESIAK sp.k.

**   STRATEGIC ALLIANCE

August 13, 2012

Satcon Technology Corporation

25 Drydock Avenue

Boston, MA 02210

Re:                             Additional Shares to be Issued Under the Satcon Technology Corporation 2010 Employee Stock Purchase Plan

Ladies and Gentlemen:

We have assisted in the preparation of a Registration Statement on Form S-8 (the “Registration Statement”) to be filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to 500,000 shares (the “Shares”) of common stock, $0.01 par value per share (the “Common Stock”), of Satcon Technology Corporation, a Delaware corporation (the “Company”), that may be issued under the Satcon Technology Corporation 2010 Employee Stock Purchase Plan (as amended, the “Plan”).

We have examined the Certificate of Incorporation and Bylaws of the Company, each as amended and restated to date, and originals, or copies certified to our satisfaction, of all pertinent records of the meetings of the directors and stockholders of the Company, the Registration Statement and such other documents relating to the Company as we have deemed material for the purposes of this opinion.

In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, photostatic or other copies, the authenticity of the originals of any such documents and the legal competence of all signatories to such documents.

We assume that the appropriate action will be taken, prior to the offer and sale of the Shares in accordance with the Plan, to register and qualify the Shares for sale under all applicable state securities or “Blue Sky” laws.

We express no opinion herein as to the laws of any state or jurisdiction other than the state laws of The Commonwealth of Massachusetts, the General Corporation Law of the State of Delaware and the federal laws of the United States of America.

It is understood that this opinion is to be used only in connection with the offer and sale of the Shares while the Registration Statement is in effect.

GREENBERG TRAURIG, LLP  •  ATTORNEYS AT LAW  •  WWW.GTLAW.COM

One International Place, 20th Floor  •  Boston, Massachusetts 02110  •  Tel 617.310.6000  •  Fax 617.310.6001

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters.

Based on the foregoing, we are of the opinion that the Shares have been duly authorized for issuance and, when the Shares are issued and paid for in accordance with the terms and conditions of the Plan, the Shares will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion with the Commission in connection with the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.  In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Greenberg Traurig, LLP

GREENBERG TRAURIG, LLP